                                                            Exhbit No. EX-99.a.1

                       AGREEMENT AND DECLARATION OF TRUST

                                       of

                             SMA RELATIONSHIP TRUST
                           a Delaware Statutory Trust

                                TABLE OF CONTENTS

                      (a)      Assets Held with Respect to a Particular
                               Series..........................................9

                      (b)      Liabilities Held with Respect to a

  SECTION 3.       POWERS; OTHER BUSINESS INTERESTS; QUORUM AND

  SECTION 3.       SHAREHOLDER ACTION BY WRITTEN CONSENT WITHOUT

ARTICLE VI.        NET ASSET VALUE; DISTRIBUTIONS; REDEMPTIONS;
                   TRANSFERS..................................................19

  SECTION 1.       DETERMINATION OF NET ASSET VALUE, NET INCOME

ARTICLE VII.       LIMITATION OF LIABILITY AND INDEMNIFICATION

                       AGREEMENT AND DECLARATION OF TRUST

                                       of

                             SMA RELATIONSHIP TRUST

     AGREEMENT AND  DECLARATION  OF TRUST made as of this ____ day of _________,
2002,  by the Trustees  hereunder,  and by the holders of Shares to be issued by the Trust hereunder as hereinafter provided.

                                   WITNESSETH:

     WHEREAS, this Trust is being formed to carry on the business of an open-end management investment company, as defined in the 1940 Act; and

     WHEREAS,  this Trust is authorized to issue its Shares in separate  Series, to divide Shares of any Series into two or more classes, and to issue classes of any Series, all in accordance with the provisions hereinafter set forth; and

     WHEREAS,  the Trustees have agreed to manage all property coming into their hands  as  trustees  of a  Delaware  statutory  trust  in  accordance  with  the provisions of the DSTA and the provisions hereinafter set forth;

     NOW,  THEREFORE,  the Trustees hereby declare that they will hold all cash, securities  and other  assets  that they may from  time to time  acquire  in any manner as Trustees hereunder IN TRUST to manage and dispose of the same upon the following  terms and conditions for the benefit of the holders from time to time of Shares created hereunder as hereinafter set forth.

                                   ARTICLE I.

                  NAME; OFFICES; REGISTERED AGENT; DEFINITIONS

     Section 1. Name. This Trust shall be known as "SMA Relationship  Trust" and the Board of Trustees  shall  conduct the business of the Trust under that name, or any other name as it may, from time to time, designate.

     Section  2.  Offices  of the  Trust.  The Board  may at any time  establish offices  of the  Trust at any place or places  where  the  Trust  intends  to do business.

     Section  3.  Registered  Agent  and  Registered  Office.  The  name  of the registered  agent of the Trust and the address of the  registered  office of the
Trust are as set forth in the Trust's Certificate of Trust.

     Section 4. Definitions.  Whenever used herein, unless otherwise required by the context or specifically provided:

     (a) "1940 Act" shall mean the Investment  Company Act of 1940 and the rules and regulations thereunder, all as adopted or amended from time to time;

     (b) "Affiliate" shall have the same meaning as "affiliated person," as such term is defined in the 1940 Act when used with reference to a specified  Person, as defined below;

     (c) "Board of Trustees" shall mean the governing body of the Trust, that is comprised  of the  number of  Trustees  of the Trust  fixed,  from time to time, pursuant to Article IV hereof, having the powers and duties set forth herein;

     (d) "By-Laws"  shall mean By-Laws of the Trust, as amended or restated from time to time in accordance  with Article VIII therein.  Such By-Laws may contain any provision not inconsistent with applicable law or this Declaration of Trust, relating to the governance of the Trust;

     (e) "Certificate of Trust" shall mean the certificate of trust of the Trust to be filed with the office of the  Secretary  of State of the State of Delaware as  required  under the DSTA to form the  Trust,  as such  certificate  shall be amended or restated from time to time and filed with such office;

     (f) "Code" shall mean the  Internal  Revenue Code of 1986 and the rules and regulations thereunder, all as adopted or amended from time to time;

     (g) "Commission" shall have the meaning given that term in the 1940 Act;

     (h) "DSTA" shall mean the Delaware  Statutory  Trust Act (12 Del. C. §3801, et seq.), as amended from time to time;

     (i)  "Declaration  of Trust" shall mean this  Agreement and  Declaration of
Trust, as amended or restated from time to time;

     (j) "Exchange" shall mean the New York Stock Exchange;

     (k)  "General  Liabilities"  shall have the meaning  given to it in Article
III, Section 6(b) of this Declaration Trust;

     (l)  "Interested  Person"  shall have the meaning given to that term in the
1940 Act;

     (m)  "Investment  Adviser"  or  "Adviser"  shall mean a Person,  as defined below,  furnishing  services to the Trust pursuant to any investment advisory or investment management contract described in Article IV, Section 7(a) hereof;

     (n) "National Financial  Emergency" shall mean the whole or any part of any period:  (i) during which an emergency  exists as a result of which  disposal by the Trust of  securities  or other assets  owned by the Trust is not  reasonably practicable;  (ii) during which it is not reasonably  practicable  for the Trust fairly to  determine  the net asset  value of its assets;  or (iii)  during such other  period  as the  Commission  may by order  permit  for the  protection  of investors;

     (o) "Person" shall mean a natural person, partnership, limited partnership,
limited   liability   company,   trust,   estate,   association,    corporation,
organization, custodian, nominee or any other individual or entity in its own or any representative  capacity,  in each case, whether domestic or foreign,  and a statutory trust or a foreign statutory trust;

     (p)  "Principal  Underwriter"  shall have the meaning given to that term in the 1940 Act;

     (q)  "Series"  shall  refer  to  each  Series  of  Shares  established  and designated under and in accordance with the provisions of Article III hereof and shall mean an entity such as that described in the 1940 Act;

     (r) "Shares" shall mean the outstanding shares of beneficial  interest into which the beneficial interest in the Trust shall be divided,  from time to time, and shall include fractional and whole shares;

     (s)  "Shareholder"  shall  mean a record  owner of Shares  pursuant  to the
By-Laws;

     (t) "Trust" shall mean the Delaware statutory trust formed pursuant to this
Declaration of Trust and the filing of the  Certificate of Trust with the office of the Secretary of State of the State of Delaware;

     (u) "Trust  Property"  shall mean any and all  property,  real or personal, tangible  or  intangible,  which is owned or held by or for the  account  of the
Trust, or one or more of any Series thereof, including,  without limitation, the rights referenced in Article X, Section 5 hereof;

     (v)  "Trustee"  or  "Trustees"  shall  mean each  Person  that  signs  this
Declaration of Trust as a trustee, so long as such signatory continues in office in accordance with the terms hereof, and all other Persons who may, from time to time,  be duly  elected  or  appointed,  qualified  and  serving on the Board of
Trustees in accordance  with the  provisions  hereof and the By-Laws.  Reference herein to a Trustee or the  Trustees  shall  refer to such  Person or Persons in such Person's or Persons' capacity as a trustee or trustees  hereunder and under the By-Laws; and

     (w) "Vote of a majority of the outstanding  voting  securities"  shall have the meaning provided under subsection  2(a)(42) of the 1940 Act or any successor provision thereof,  which subsection,  as of the date hereof, is as follows: the vote, at a duly called meeting of the Shareholders,  (i) of sixty-seven  percent
(67%) or more of the voting securities present in person or represented by proxy at such  meeting,  if the  holders  of more  than  fifty  percent  (50%)  of the outstanding  voting securities of the Trust are present or represented by proxy, or (ii) of more than fifty percent (50%) of the outstanding voting securities of the Trust, whichever is the less.

                                  ARTICLE II.

                                PURPOSE OF TRUST

     The purpose of the Trust is to conduct,  operate and carry on the  business of a management investment company registered under the 1940 Act directly, or if one or more  Series  is  established  hereunder,  through  one or  more  Series, investing primarily in securities,  and to exercise all of the powers granted to a statutory  trust formed under the DSTA,  including,  without  limitation,  the following powers and authority:

     (a) To invest and reinvest cash, to hold cash uninvested,  and to subscribe for, invest in, reinvest in, purchase or otherwise  acquire,  own, hold, pledge, sell, assign, mortgage, transfer,  exchange,  distribute, write options on, lend or  otherwise  deal in or dispose of  contracts  for the future  acquisition  or delivery of fixed  income or other  securities,  and  securities  or property of every  nature  and  kind,  including,  without  limitation,  all types of bonds, debentures,  stocks, preferred stocks, negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness,
commercial  paper,  repurchase  agreements,   bankers'  acceptances,  and  other
securities of any kind, issued, created, guaranteed, or sponsored by any and all
Persons, including, without limitation,  states, territories, and possessions of the United  States and the District of Columbia and any  political  subdivision, agency,  or  instrumentality  thereof,  any foreign  government or any political
subdivision  of  the  U.S.  government  or  any  foreign   government,   or  any
international instrumentality,  or by any bank or savings institution, or by any corporation or organization  organized under the laws of the United States or of
any  state,   territory,  or  possession  thereof,  or  by  any  corporation  or organization  organized under any foreign law, or in "when issued" contracts for any such securities, to change the investments of the assets of the Trust;

     (b) To exercise any and all rights, powers and privileges with reference to or  incident  to  ownership  or  interest,  use  and  enjoyment  of any of  such securities  and other  instruments  or property  of every kind and  description, including, but without limitation,  the right, power and privilege to own, vote, hold, purchase, sell, negotiate,  assign,  exchange,  lend, transfer,  mortgage, hypothecate,  lease,  pledge or write options with respect to or otherwise  deal with, dispose of, use, exercise or enjoy any rights, title, interest,  powers or privileges  under  or  with  reference  to  any of  such  securities  and  other instruments  or property,  the right to consent and  otherwise  act with respect thereto,  with power to designate one or more  Persons,  to exercise any of said rights, powers, and privileges in respect of any of said instruments,  and to do any and all acts and things for the  preservation,  protection,  improvement and enhancement  in  value  of any of  such  securities  and  other  instruments  or property;

     (c) To sell, exchange, lend, pledge, mortgage,  hypothecate, lease or write options with respect to or otherwise deal in any property rights relating to any or all of the assets of the Trust or any Series,  subject to any requirements of the 1940 Act;

     (d) To vote or give  assent,  or  exercise  any rights of  ownership,  with respect to stock or other  securities  or  property;  and to execute and deliver proxies or powers of attorney to such  person or persons as the  Trustees  shall deem proper,  granting to such person or persons such power and discretion  with relation to securities or property as the Trustees shall deem proper;

     (e) To exercise  powers and rights of  subscription or otherwise that arise in any manner out of ownership of securities;

     (f) To hold any  security or property in a form not  indicating  that it is trust property, whether in bearer,  unregistered or other negotiable form, or in its own name or in the name of a  custodian  or  subcustodian  or a  nominee  or nominees or otherwise  or to authorize  the  custodian  or a  subcustodian  or a nominee or nominees to deposit the same in a securities  depository,  subject in each case to proper  safeguards  according to the usual  practice of  investment companies or any rules or regulations applicable thereto;

     (g) To consent  to, or  participate  in,  any plan for the  reorganization, consolidation  or merger of any  corporation  or issuer of any security  that is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such  corporation  or issuer;  and to pay calls or  subscriptions with respect to any security held in the Trust;

     (h) To join with  other  security  holders in acting  through a  committee, depository,  voting trustee or otherwise, and in that connection, to deposit any security  with, or transfer any security to, any such  committee,  depository or trustee,  and to delegate to them such power and authority  with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper,  and to agree to pay,  and to pay,  such  portion  of the  expenses  and compensation of such committee, depository or trustee as the Trustees shall deem proper;

     (i) To litigate,  compromise,  arbitrate, settle or otherwise adjust claims in favor of or  against  the Trust or a Series,  or any  matter in  controversy, including, but not limited to, claims for taxes;

     (j) To enter into joint ventures,  general or limited  partnerships and any other combinations or associations;

     (k) To endorse or guarantee  the payment of any notes or other  obligations of any Person; to make contracts of guaranty or suretyship,  or otherwise assume liability for payment thereof;

     (l) To purchase and pay for entirely out of Trust  Property such  insurance as the Board of Trustees may deem  necessary,  desirable or appropriate  for the conduct of the  business,  including,  without  limitation,  insurance  policies insuring the assets of the Trust or payment of  distributions  and  principal on its portfolio  investments,  and insurance  policies  insuring the Shareholders,
Trustees,   officers,   employees,   agents,   Investment  Advisers,   Principal
Underwriters,  or independent contractors of the Trust, individually against all claims and  liabilities  of every  nature  arising by reason of holding  Shares, holding,  being or having held any such office or position,  or by reason of any action  alleged to have been taken or  omitted  by any such  Person as  Trustee,
officer,  employee,  agent,  Investment  Adviser,   Principal  Underwriter,   or
independent  contractor,  to the fullest extent permitted by this Declaration of
Trust, the By-Laws and by applicable law;

     (m) To adopt, establish and carry out pension, profit-sharing, share bonus, share  purchase,  savings,  thrift and other  retirement,  incentive and benefit plans,  trusts and  provisions,  including the  purchasing of life insurance and annuity  contracts as a means of providing such  retirement and other  benefits, for any or all of the Trustees, officers, employees and agents of the Trust;

     (n) To purchase or otherwise acquire, own, hold, sell, negotiate, exchange, assign,  transfer,  mortgage,  pledge or otherwise  deal with,  dispose of, use, exercise or enjoy, property of all kinds;

     (o) To  buy,  sell,  mortgage,  encumber,  hold,  own,  exchange,  rent  or otherwise acquire and dispose of, and to develop,  improve,  manage,  subdivide, and generally to deal and trade in real property,  improved and unimproved,  and wheresoever  situated;  and to  build,  erect,  construct,  alter  and  maintain buildings, structures, and other improvements on real property;

     (p) To borrow or raise moneys for any of the purposes of the Trust,  and to mortgage or pledge the whole or any part of the property and  franchises  of the
Trust,  real,  personal,  and mixed,  tangible or  intangible,  and  wheresoever situated;

     (q) To enter into,  make and perform  contracts and  undertakings  of every kind for any lawful purpose, without limit as to amount; and

     (r) To issue, purchase, sell and transfer,  reacquire, hold, trade and deal in Shares, bonds, debentures and other securities, instruments or other property of the Trust,  from time to time, to such extent as the Board of Trustees shall, consistent with the provisions of this Declaration of Trust,  determine;  and to reacquire  and  redeem,  from time to time,  its Shares  or, if any,  its bonds, debentures and other securities.

     The Trust shall not be limited to investing in obligations  maturing before the possible dissolution of the Trust or one or more of its Series.  Neither the
Trust nor the Board of  Trustees  shall be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder.

     The  foregoing  clauses  shall each be construed  as purposes,  objects and powers,  and it is hereby expressly  provided that the foregoing  enumeration of specific purposes,  objects and powers shall not be held to limit or restrict in any manner the powers of the Trust,  and that they are in furtherance of, and in addition to, and not in limitation  of, the general  powers  conferred  upon the
Trust by the DSTA and the other laws of the State of Delaware or otherwise;  nor shall the enumeration of one thing be deemed to exclude another,  although it be of like nature, not expressed.

                                  ARTICLE III.

                                     SHARES

     Section 1. Division of Beneficial Interest.

     (a) The beneficial interest in the Trust shall at all times be divided into outstanding  shares of the Trust, all without par value. The number of shares of beneficial interest in the Trust authorized hereunder is unlimited. The Board of
Trustees may authorize the division of Shares into separate and distinct  Series and the  division of any Series into  separate  classes of Shares in  accordance with the 1940 Act. The  different  Series and classes shall be  established  and designated  pursuant to Article III, Section 6 hereof.  If no separate Series or classes of Series shall be established, the Shares shall have the rights, powers and duties  provided  for herein  and in  Article  III,  Section 6 hereof to the extent  relevant and not otherwise  provided for herein,  and all  references to
Series and classes  shall be construed  (as the context may require) to refer to the Trust.  The fact that a Series shall have  initially  been  established  and designated  without any specific  establishment or designation of classes (i.e., that all Shares of such Series are  initially of a single class) shall not limit the  authority  of the Board of Trustees to  establish  and  designate  separate classes  of said  Series.  The  fact  that a Series  shall  have  more  than one established  and designated  class shall not limit the authority of the Board of
Trustees to establish and  designate  additional  classes of said Series,  or to establish and  designate  separate  classes of the  previously  established  and designated classes.

     (b) The Board of  Trustees  shall have the power to issue  authorized,  but unissued  shares of  beneficial  interest of the Trust,  or any Series and class thereof, from time to time, for such consideration paid wholly or partly in cash or securities  as may be determined  from time to time by the Board of Trustees, subject  to any  requirements  or  limitations  of the 1940  Act.  The  Board of
Trustees,  on behalf of the Trust,  may  acquire  and hold as  treasury  shares, reissue for such consideration and on such terms as it may determine, or cancel, at its  discretion  from time to time, any Shares  reacquired by the Trust.  The
Board of Trustees may classify or reclassify  any unissued  shares of beneficial interest  or any  shares of  beneficial  interest  of the Trust or any Series or class thereof, that were previously issued and are reacquired,  into one or more
Series or classes  that may be  established  and  designated  from time to time.
Notwithstanding  the  foregoing,  the Trust and any Series  thereof may acquire, hold,  sell and otherwise deal in, for purposes of investment or otherwise,  the
Shares of any other Series of the Trust or Shares of the Trust,  and such Shares shall not be deemed treasury shares or cancelled.

     (c) Subject to the  provisions of Section 6 of this Article III, each Share shall  entitle  the  holder to voting  rights as  provided  in Article V hereof.
Shareholders  shall have no  preemptive  or other right to subscribe  for new or additional  authorized,  but unissued shares or other  securities  issued by the
Trust or any  Series  thereof.  The Board of  Trustees  may,  from time to time, divide or combine the Shares of the Trust or any particular  Series thereof into a greater or lesser number of Shares of the Trust or that Series,  respectively.
Such  division or  combination  shall not  materially  change the  proportionate beneficial  interests of the holders of Shares of the Trust or that  Series,  as the  case  may be,  in the  Trust  Property  at the  time of  such  division  or combination  that is held with respect to the Trust or that Series,  as the case may be,  or  materially  affect  the  rights of Shares of the Trust or any other
Series.

     (d) Any Trustee,  officer or other agent of the Trust, and any organization in which any such Person has an economic or other  interest,  may acquire,  own, hold and dispose of shares of beneficial interest in the Trust or any Series and class  thereof,  whether such shares are  authorized  but  unissued,  or already outstanding, to the same extent as if such Person were not a Trustee, officer or other agent of the Trust; and the Trust or any Series may issue and sell and may purchase such Shares from any such Person or any such  organization,  subject to the  limitations,  restrictions  or other  provisions  applicable to the sale or purchase of such shares herein and in the 1940 Act.

     Section 2. Ownership of Shares.

     (a) Shares are  expected to be owned  primarily  by Persons  entering  into written contracts with certain financial  intermediaries  offering a combination of services,  including  investment advisory services and/or brokerage services, for a fee. For purposes of confirming that economic  distinctions  among Persons and/or groups of Persons that result from these  contracts are not  inconsistent with the terms of this  Declaration  of Trust,  the terms and  conditions of the written contracts as they relate to any such distinctions are hereby ratified.

     (b) The  ownership  of Shares  shall be  recorded on the books of the Trust kept by the Trust or by a transfer or similar  agent for the Trust,  which books shall be maintained  separately  for the Shares of each Series and class thereof that has  been  established  and  designated.  No  certificates  certifying  the ownership  of  Shares  shall be  issued  except  as the  Board of  Trustees  may otherwise determine from time to time. The Board of Trustees may make such rules not inconsistent with the provisions of the 1940 Act as it considers appropriate for the issuance of Share certificates,  the transfer of Shares of the Trust and each Series and class thereof, if any, and similar matters.  The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to the identity of the  Shareholders of the Trust and each  Series and class  thereof  and as to the number of Shares of the Trust and each Series and class thereof held from time to time by each such Shareholder.

     Section 3. Sale of Shares.  Subject to the 1940 Act and applicable law, the
Trust may sell its authorized but unissued shares of beneficial interest to such
Persons,  at such times, on such terms, and for such  consideration as the Board of Trustees may from time to time authorize.  Each sale shall be credited to the individual  purchaser's  account in the form of full or fractional Shares of the
Trust or such Series thereof (and class  thereof,  if any), as the purchaser may select, at the net asset value per Share, subject to Section 22 of the 1940 Act, and the rules and regulations adopted thereunder;  provided,  however,  that the
Board of Trustees may, in its sole discretion,  permit the Principal Underwriter to  impose a sales  charge  or  reimbursement  fee upon  any  such  sale.  Every
Shareholder  by virtue of having  become a  Shareholder  shall be deemed to have expressly  assented and agreed to the terms of this  Declaration of Trust and to have become bound as a party hereto.

     Section 4. Status of Shares and  Limitation of Personal  Liability.  Shares
shall be deemed to be personal  property giving to Shareholders  only the rights provided in this  Declaration of Trust,  the By-Laws,  and under applicable law.
Ownership of Shares shall not entitle the  Shareholder to any title in or to the whole or any part of the  Trust  Property  or right to call for a  partition  or division of the same or for an  accounting,  nor shall the  ownership  of Shares constitute  the  Shareholders  as partners.  Subject to Article VIII,  Section 1 hereof,  the death,  incapacity,  dissolution,  termination,  or bankruptcy of a
Shareholder  during the existence of the Trust and any Series  thereof shall not operate to dissolve the Trust or any such Series, nor entitle the representative of any deceased, incapacitated, dissolved, terminated or bankrupt Shareholder to an accounting or to take any action in court or elsewhere against the Trust, the
Trustees or any such Series, but entitles such representative only to the rights of said deceased,  incapacitated,  dissolved, terminated or bankrupt Shareholder under this  Declaration  of Trust.  Neither the Trust nor the Trustees,  nor any
officer, employee or agent of the Trust, shall have any power to bind personally any Shareholder,  nor, except as specifically  provided herein, to call upon any
Shareholder  for  the  payment  of any  sum of  money  other  than  such  as the
Shareholder may at any time personally agree to pay. Each Share,  when issued on the  terms  determined  by the  Board  of  Trustees,  shall  be  fully  paid and nonassessable.  As provided in the DSTA,  Shareholders  shall be entitled to the same  limitation  of personal  liability as that extended to  stockholders  of a private  corporation  organized for profit under the General  Corporation Law of the State of Delaware.

     Section 5. Power of Board of  Trustees  to Make Tax  Status  Election.  The
Board of  Trustees  shall  have  the  power,  in its  discretion,  to make  such elections  as to the tax  status of the Trust as may be  permitted  or  required under the Code, without the vote of any Shareholder.

     Section  6.  Establishment  and  Designation  of Series  and  Classes.  The
establishment and designation of any Series or class thereof shall be effective, without  the  requirement  of  Shareholder  approval,  upon  the  adoption  of a resolution by a majority of the then Board of Trustees,  which  resolution shall set forth such  establishment  and  designation  and may provide,  to the extent permitted  by the DSTA,  for  rights,  powers and duties of such Series or class thereof (including  variations in the relative rights and preferences as between the different  Series and classes  thereof)  otherwise than as provided  herein.
Each such resolution  shall be  incorporated  herein by reference upon adoption.
Any such resolution may be amended by a further  resolution of a majority of the
Board of Trustees, and if Shareholder approval would be required to make such an amendment to the language set forth in this  Declaration of Trust,  such further resolution shall require the same  Shareholder  approval that would be necessary to make such  amendment to the language set forth in this  Declaration of Trust.
Each such further  resolution  shall be  incorporated  herein by reference  upon adoption.

     Each Series shall be separate and distinct from any other Series,  separate and  distinct  records on the books of the Trust  shall be  maintained  for each
Series,  and the assets and  liabilities  belonging  to any such Series shall be held and accounted for separately  from the assets and  liabilities of the Trust or any other Series.  Each class of a Series shall be separate and distinct from any other class of the Series.  As  appropriate,  in a manner  determined by the
Board of  Trustees,  the  liabilities  belonging to any such class of the Series shall be held and accounted for  separately  from the  liabilities of the Trust, the Series or any other class of the Series and separate and distinct records on the books of the Trust for the class of the Series shall be maintained  for this purpose.  Subject  to Article II hereof,  each such  Series  shall  operate as a separate and distinct  investment  medium,  with separately  defined  investment objectives and policies and a distinct investment purpose.

     Shares of each Series (and class thereof where applicable)  established and designated  pursuant to this Section 6, unless otherwise  provided to the extent permitted by the DSTA,  in the  resolution  establishing  and  designating  such
Series or class, shall have the following rights, powers and duties:

     (a) Assets Held with  Respect to a  Particular  Series.  All  consideration received  by the Trust for the issue or sale of Shares of a  particular  Series, together with all assets in which such  consideration is invested or reinvested, all income,  earnings,  profits,  and  proceeds  thereof  from  whatever  source derived,  including,  without  limitation,  any proceeds  derived from the sale, exchange or liquidation of such assets,  and any funds or payments  derived from any  reinvestment  of such  proceeds  in  whatever  form the same may be,  shall irrevocably  be held with respect to that Series for all purposes,  subject only to the rights of creditors with respect to that Series, and shall be so recorded upon the books of account  of the Trust.  Such  consideration,  assets,  income, earnings, profits and proceeds thereof, from whatever source derived, including, without limitation,  any proceeds derived from the sale, exchange or liquidation of such assets,  and any funds or payments derived from any reinvestment of such proceeds,  in whatever  form the same may be, are herein  referred to as "assets held with  respect  to" that  Series.  In the event that  there are any  assets, income, earnings,  profits and proceeds thereof, funds or payments which are not readily  identifiable  as assets  held with  respect  to any  particular  Series
(collectively  "General  Assets"),  the  Board of  Trustees,  or an  appropriate officer as  determined  by the Board of Trustees,  shall  allocate  such General
Assets to,  between or among any one or more of the Series in such manner and on such  basis as the Board of  Trustees,  in its sole  discretion,  deems fair and equitable,  and any General  Asset so allocated to a particular  Series shall be held with respect to that Series. Each such allocation by or under the direction of the Board of Trustees shall be conclusive  and binding upon the  Shareholders of all Series for all purposes.

     (b)  Liabilities  Held with  Respect to a Particular  Series or Class.  The assets of the Trust held with  respect to a  particular  Series shall be charged against the  liabilities,  debts,  obligations,  costs,  charges,  reserves  and expenses  of the Trust  incurred,  contracted  for or  otherwise  existing  with respect to such Series. Such liabilities,  debts,  obligations,  costs, charges, reserves and  expenses  incurred,  contracted  for or  otherwise  existing  with respect to a particular  Series are herein referred to as "liabilities held with respect to" that Series. Any liabilities,  debts,  obligations,  costs, charges, reserves  and expenses of the Trust that are not readily  identifiable  as being liabilities held with respect to any particular  Series  (collectively  "General
Liabilities")  shall be allocated by the Board of  Trustees,  or an  appropriate officer as determined by the Board of Trustees,  to and among any one or more of the Series in such  manner and on such  basis as the Board of  Trustees,  in its sole  discretion,  deems fair and  equitable.  Each  allocation of  liabilities, debts,  obligations,  costs,  charges,  reserves  and  expenses  by or under the direction  of the Board of Trustees  shall be  conclusive  and binding  upon the
Shareholders  of all Series for all  purposes.  All  Persons  who have  extended credit that has been  allocated to a particular  Series,  or who have a claim or contract that has been allocated to any particular Series, shall look, and shall be required by contract to look,  exclusively  to the assets of that  particular
Series for payment of such  credit,  claim,  or  contract.  In the absence of an express  contractual  agreement  so  limiting  the  claims  of  such  creditors, claimants and contract providers, each creditor,  claimant and contract provider shall be deemed nevertheless to have impliedly agreed to such limitation.

     Subject  to the  right of the  Board of  Trustees,  in its  discretion,  to allocate  General  Liabilities  as  provided  herein,  the  debts,  liabilities, obligations  and expenses  incurred,  contracted for or otherwise  existing with respect to a  particular  Series,  whether  such  Series is now  authorized  and existing  pursuant to this  Declaration of Trust or is hereafter  authorized and existing pursuant to this Declaration of Trust, shall be enforceable against the assets held with respect to that Series only,  and not against the assets of any other  Series  or the  Trust  generally,  and  none of the  debts,  liabilities, obligations  and expenses  incurred,  contracted for or otherwise  existing with respect to the Trust  generally or any other Series thereof shall be enforceable against the assets held with respect to such Series.  Notice of this  limitation on liabilities between and among Series shall be set forth in the Certificate of
Trust  to be filed  in the  office  of the  Secretary  of State of the  State of
Delaware  pursuant  to the  DSTA,  and upon the  giving  of such  notice  in the
Certificate  of Trust,  the  statutory  provisions  of Section  3804 of the DSTA relating  to  limitations  on  liabilities  between  and among  Series  (and the statutory  effect  under  Section  3804 of  setting  forth  such  notice  in the
Certificate of Trust) shall become applicable to the Trust and each Series.

     Liabilities,  debts,  obligations,  costs,  charges,  reserves and expenses related  to the  distribution  of, and other  identified  expenses  that  should properly be allocated to, the Shares of a particular class may be charged to and borne solely by such class. The bearing of expenses solely by a particular class of Shares may be appropriately reflected (in a manner determined by the Board of
Trustees) and may affect the net asset value  attributable to, and the dividend,
redemption  and   liquidation   rights  of,  such  class.   Each  allocation  of
liabilities,  debts,  obligations,  costs, charges,  reserves and expenses by or under the  direction of the Board of Trustees  shall be  conclusive  and binding upon the  Shareholders  of all  classes for all  purposes.  All Persons who have extended  credit that has been  allocated to a particular  class,  or who have a claim or contract that has been allocated to any particular  class,  shall look, and may be required by contract to look  exclusively,  to that particular  class for payment of such credit, claim, or contract.

     (c) Dividends,  Distributions  and Redemptions.  Notwithstanding  any other provisions of this Declaration of Trust, including, without limitation,  Article
VI hereof,  no dividend  or  distribution  including,  without  limitation,  any distribution  paid upon  dissolution  of the Trust or of any Series with respect to, nor any  redemption  of,  the Shares of any Series or class of such  Series, shall be effected  by the Trust other than from the assets held with  respect to such Series,  nor, except as specifically  provided in Section 7 of this Article
III, shall any Shareholder of any particular  Series otherwise have any right or claim  against  the assets  held with  respect to any other  Series or the Trust generally,  except in the case of a right or claim  against the assets held with respect to any other  Series,  to the extent  that such  Shareholder  has such a right or claim  hereunder as a Shareholder  of such other  Series.  The Board of
Trustees shall have full  discretion,  to the extent not  inconsistent  with the
1940 Act, to determine which items shall be treated as income and which items as capital;  and each such  determination  and  allocation  shall be conclusive and binding upon the Shareholders.

     (d) Voting. All Shares of the Trust entitled to vote on a matter shall vote on the matter, separately by Series and, if applicable, by class, provided that:
(1)  where  the 1940 Act  requires  all  Shares  of the Trust to be voted in the aggregate without  differentiation  between the separate Series or classes, then all of the Trust's  Shares  shall vote in the  aggregate;  and (2) if any matter affects only the interests of some but not all Series or classes,  then only the
Shareholders of such affected Series or classes shall be entitled to vote on the matter.

     (e) Equality.  Each Share of any  particular  Series shall be equal to each other Share of such Series (subject to the rights and  preferences  with respect to separate classes of such Series).

     (f) Fractions.  A fractional Share of a Series shall carry  proportionately all the rights and obligations of a whole Share of such Series, including rights with respect to voting,  receipt of dividends and  distributions,  redemption of
Shares and dissolution of the Trust or that Series.

     (g) Exchange  Privilege.  The Board of Trustees shall have the authority to provide  that the  holders  of  Shares  of any  Series  shall  have the right to exchange said Shares for Shares of one or more other Series in  accordance  with such requirements and procedures as may be established by the Board of Trustees, and in accordance with the 1940 Act.

     (h) Combination of Series.  The Board of Trustees shall have the authority, without the approval of the Shareholders of any Series unless otherwise required by applicable  law, to combine the assets and  liabilities  held with respect to any two or more Series into assets and liabilities held with respect to a single
Series;  provided  that upon  completion  of such  combination  of  Series,  the proportionate  interest of each Shareholder,  in the assets and liabilities held with respect to the combined Series,  shall equal the proportionate  interest of each such  Shareholder in the assets and  liabilities  held with respect to each
Series that was combined.

     (i)  Dissolution or Termination.  Any particular  Series shall be dissolved upon the  occurrence of the applicable  dissolution  events set forth in Article
VIII,  Section 1 hereof.  Upon dissolution of a particular  Series, the Trustees shall wind up the  affairs  of such  Series in  accordance  with  Article  VIII,
Section 1 hereof,  and  thereafter,  rescind the  establishment  and designation thereof.  At the  discretion  of the Board of Trustees,  from time to time,  the
Trustees, by a majority vote, may terminate any particular class and rescind the establishment  and designation  thereof.  In addition,  at any time there are no
Shares  outstanding of a particular  class,  the Board of Trustees may terminate such class and rescind the  establishment  and  designation  thereof;  provided, however,  that upon the rescission of the  establishment  and designation of any particular  Series,  every class of such Series shall thereby be terminated  and its  establishment  and designation  rescinded.  Each resolution of the Board of
Trustees pursuant to this Section 6(i) shall be incorporated herein by reference upon adoption.

     Section 7.  Indemnification  of Shareholders.  If any Shareholder or former
Shareholder  shall be  exposed  to  liability  by  reason  of a claim or  demand relating  exclusively  to his or her being or having been a  Shareholder  of the
Trust or a Shareholder of a particular  Series thereof,  and not because of such
Shareholder's actions or omissions,  such Shareholder or former Shareholder (or, in the case of a natural person, his or her heirs, executors, administrators, or other legal  representatives  or, in the case of a corporation  or other entity, its corporate or other general  successor) shall be entitled to be held harmless from and indemnified out of the assets of the Trust or out of the assets of such
Series  thereof,  as the case may be, against all loss and expense  arising from such claim or demand; provided,  however, such indemnity shall not cover (i) any taxes due or paid by reason of such  Shareholder's  ownership of any Shares, and
(ii) expenses charged to a Shareholder pursuant to Article IV, Section 5 hereof.

                                   ARTICLE IV

                              THE BOARD OF TRUSTEES

Section 1. Number, Election, Term, Removal and Resignation.

     (a) The  initial  Board of  Trustees  shall be  comprised  of the  Trustees entering into this  Declaration  of Trust on the date first written  above,  who shall hold  office  until the  initial  holder of a Share  executes a consent in writing  to elect a Board of  Trustees  that  holds  office in  accordance  with paragraph  (c) of this Section 1. The initial  Trustees  shall:  (i) execute and file,  or cause to be filed,  the  Certificate  of Trust  with the office of the
Secretary  of State of the State of Delaware,  and (ii) adopt the By-Laws.  Each
Trustee shall execute a counterpart to this Declaration of Trust.

     (b) The number of Trustees constituting the entire Board of Trustees may be fixed,  from  time to time,  by the  vote of a  majority  of the  then  Board of
Trustees;  provided,  however,  that the number of Trustees shall in no event be less than one (1) nor more than fifteen (15), and the percentage of Trustees who are not Interested  Persons of the Trust shall be no less than that permitted by the 1940 Act.  The number of Trustees  shall not be reduced so as to shorten the term of any Trustee then in office.

     (c) Each  Trustee  shall hold office for the lifetime of the Trust or until such Trustee's  earlier death,  resignation,  removal or inability  otherwise to serve,  or,  if  sooner  than any of such  events,  until  the next  meeting  of
Shareholders  called for the  purpose of  electing  Trustees  (or the consent of
Shareholders  in lieu  thereof  for the  election  of  Trustees),  and until the election and qualification of his or her successor.

     (d) Any  Trustee  may be removed,  with or without  cause,  by the Board of
Trustees,  by action of a majority of the Trustees.  Shareholders shall have the power to remove a Trustee only to the extent provided by the 1940 Act.

     (e) Any  Trustee  may  resign at any time by giving  written  notice to any officer of the Trust or to a meeting of the Board of Trustees.  Such resignation shall be effective upon receipt,  unless specified to be effective at some later time.

     Section 2. Trustee Action by Written Consent Without a Meeting.  Any action that may be taken at any  meeting  of the  Board of  Trustees  or any  committee thereof may be taken  without a meeting and without  prior  written  notice if a consent(s)  in  writing  setting  forth  the  action  so taken is  signed by the
Trustees  having  not less  than the  minimum  number  of  votes  that  would be necessary to authorize or take that action at a meeting at which all Trustees on the Board of Trustees or any committee thereof, as the case may be, were present and voted. A consent  transmitted by electronic  transmission by a Trustee shall be deemed to be written  and  signed  for  purposes  of this  Section.  All such consents  shall be filed  with the  minutes of the  proceedings  of the Board of
Trustees  or  committee  of the Trust,  and shall be  maintained  in the Trust's records.

     Section 3. Powers; Other Business Interests; Quorum and Required Vote.

     (a) Powers.  Subject to the provisions of this  Declaration  of Trust,  the business of the Trust  (including  every Series  thereof) shall be managed by or under the direction of the Board of Trustees,  and such Board of Trustees  shall have all powers  necessary or convenient to carry out that  responsibility.  The
Board of Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and  instruments  that it may consider necessary or appropriate in connection with the operation and  administration of the Trust (including  every Series thereof).  The Board of Trustees shall not be bound or limited by present or future laws or customs with regard to investments by  trustees  or  fiduciaries,  but,  subject  to the other  provisions  of this
Declaration  of Trust and the By-Laws,  shall have full  authority  and absolute power and control over the assets and the business of the Trust (including every
Series  thereof)  to the same  extent as if the Board of  Trustees  was the sole owner of such assets and business in its own right,  including  such  authority, power and control to do all acts and things as it, in its sole discretion, shall deem proper to  accomplish  the  purposes of this Trust.  Without  limiting  the foregoing,  the Board of Trustees may,  subject to the  requisite  vote for such actions as set forth in this  Declaration  of Trust and the  By-Laws:  (1) adopt
By-Laws not  inconsistent  with applicable law or this Declaration of Trust; (2)
amend,  restate and repeal such By-Laws,  subject to and in accordance  with the provisions  of such  By-Laws;  (3) fill  vacancies  on the Board of  Trustees in accordance with this Declaration of Trust and the By-Laws;  (4) elect and remove such officers and appoint and terminate such agents as it considers appropriate, in accordance with this Declaration of Trust and the By-Laws;  (5) establish and terminate  one or more  committees  of the  Board of  Trustees  pursuant  to the
By-Laws; (6) place Trust Property in custody as required by the 1940 Act, employ one or more  custodians of the Trust Property and authorize  such  custodians to employ sub-custodians and to place all or any part of such Trust Property with a custodian or a custodial  system meeting the  requirements  of the 1940 Act; (7)
retain a transfer  agent,  dividend  disbursing  agent, a shareholder  servicing agent or  administrative  services  agent,  or any  number  thereof or any other service  provider  as deemed  appropriate;  (8)  provide  for the  issuance  and distribution of shares of beneficial  interest in the Trust or other  securities or financial instruments directly or through one or more Principal  Underwriters or otherwise; (9) retain one or more Investment Adviser(s);  (10) re-acquire and redeem Shares on behalf of the Trust and transfer  Shares pursuant to applicable law; (11) set record dates for the determination of Shareholders with respect to various  matters,  in the  manner  provided  in  Article  V,  Section  4 of this
Declaration  of Trust;  (12)  declare and pay  dividends  and  distributions  to
Shareholders  from the Trust Property,  in accordance  with this  Declaration of
Trust and the By-Laws;  (13)  establish  and  designate,  from time to time,  in accordance with the provisions of Article III,  Section 6 hereof,  any Series or class  thereof;  and (14) in general,  delegate  such  authority as it considers desirable to any officer of the Trust,  to any committee of the Trust and to any agent or  employee  of the Trust or to any such  custodian,  transfer,  dividend disbursing,  shareholder  servicing  agent,  Principal  Underwriter,  Investment
Adviser,  or other service provider,  to the extent authorized and in accordance with this  Declaration of Trust,  the By-Laws and applicable  law. The powers of the Board of Trustees set forth in this  Section  3(a) are without  prejudice to any other powers of the Board of Trustees set forth in this Declaration of Trust and the By-Laws.  Any  determination  as to what is in the best interests of the
Trust or any Series (or class) thereof and its Shareholders made by the Board of
Trustees in good faith shall be conclusive. In construing the provisions of this
Declaration of Trust,  the presumption  shall be in favor of a grant of power to the Board of Trustees,  and unless otherwise specified herein or required by the
1940 Act or other  applicable  law, any action by the Board of Trustees shall be deemed  effective if approved or taken by a majority of Trustees  then in office or a majority of any duly constituted committee of Trustees.

     (b) Other Business  Interests.  The Trustees shall devote to the affairs of the Trust (including every Series thereof) such time as may be necessary for the proper  performance of their duties hereunder,  but neither the Trustees nor the officers,  directors,  shareholders,  partners or employees of the Trustees,  if any,  shall be expected  to devote  their full time to the  performance  of such duties. The Trustees, or any Affiliate,  shareholder, officer, director, partner or  employee  thereof,  or any  Person  owning  a legal or  beneficial  interest therein, may engage in, or possess an interest in, any business or venture other
than  the  Trust  or  any  Series  thereof,   of  any  nature  and  description,
independently  or with or for the  account  of others.  None of the  Trust,  any
Series thereof or any  Shareholder  shall have the right to participate or share in such  other  business  or  venture  or any  profit  or  compensation  derived therefrom.

     (c) Quorum and  Required  Vote.  At all  meetings of the Board of Trustees, one-third of the entire Board of Trustees shall be present in person in order to constitute a quorum for the  transaction  of business,  provided that in no case may a quorum be less than two Persons.  A meeting at which a quorum is initially present may  continue to transact  business  notwithstanding  the  departure  of
Trustees  from  the  meeting,  if any  action  taken is  approved  by at least a majority  of the  required  quorum for that  meeting.  Subject  to Article  III,
Sections 1 and 6 of the  By-Laws,  and except as  otherwise  provided  herein or required by applicable law, the vote of a majority of the Trustees  present at a meeting at which a quorum is present shall be the act of the Board of Trustees.

     Section 4. Payment of Expenses by the Trust.  An authorized  officer of the
Trust shall pay or cause to be paid out of the  principal or income of the Trust or any particular Series or classes thereof,  or partly out of the principal and partly  out of the  income of the  Trust or any  particular  Series  or  classes thereof,  and charge or allocate the same to,  between or among such one or more of the Series or classes  that may be  established  or  designated  pursuant  to
Article III, Section 6 hereof,  as such officer deems fair, all expenses,  fees, charges,  taxes and  liabilities  incurred by or arising in connection  with the maintenance  or operation of the Trust or a particular  Series or class thereof, or in connection with the management thereof, including, but not limited to, the
Trustees'  compensation and such expenses,  fees, charges, taxes and liabilities associated  with the  services of the Trust's  officers,  employees,  Investment
Adviser(s), Principal Underwriter, auditors, counsel, custodian,  sub-custodian, transfer agent, dividend disbursing agent, shareholder servicing agent, and such other agents or independent contractors and such other expenses,  fees, charges, taxes and  liabilities  as the Board of Trustees may deem necessary or proper to incur.

     Section 5. Payment of Expenses by Shareholders. The Board of Trustees shall have the power,  as frequently as it may determine,  to cause any Shareholder of the Trust, or any Shareholder of any particular Series thereof, to pay directly, in  advance or  arrears,  for  charges of the  Trust's  custodian  or  transfer, dividend  disbursing,  shareholder  servicing  or  similar  agent  for  services provided to such  Shareholder,  an amount fixed, from time to time, by the Board of  Trustees,  by setting  off such  amount due from such  Shareholder  from the amount  of:  (i)  declared  but  unpaid  dividends  or  distributions  owed such
Shareholder,  or (ii) proceeds  from the  redemption by the Trust of Shares from such Shareholder pursuant to Article VI hereof.

     Section 6.  Ownership  of Trust  Property.  Legal title to all of the Trust
Property  shall at all times be vested in the  Trust,  except  that the Board of
Trustees  shall have the power to cause legal title to any Trust  Property to be held by or in the name of any Person as  nominee,  on such terms as the Board of
Trustees may determine, in accordance with applicable law.

     Section 7. Service Contracts.

     (a) Subject to this Declaration of Trust, the By-Laws and the 1940 Act, the
Board of Trustees may, at any time and from time to time, contract for exclusive or nonexclusive  investment  advisory or investment  management services for the
Trust or for any Series  thereof with any  corporation,  trust,  association  or other organization,  including any Affiliate;  and any such contract may contain such other  terms as the Board of  Trustees  may  determine,  including  without limitation, delegation of authority to the Investment Adviser to determine, from time to time,  without  prior  consultation  with the  Board of  Trustees,  what securities  and other  instruments  or property  shall be purchased or otherwise acquired, owned, held, invested or reinvested in, sold, exchanged,  transferred, mortgaged,  pledged,  assigned,  negotiated, or otherwise dealt with or disposed of, and what portion, if any, of the Trust Property shall be held uninvested and to make changes in the Trust's or a particular Series' investments, or to engage in such other activities, including administrative services, as may specifically be delegated to such party.

     (b) The  Board of  Trustees  may  also,  at any time and from time to time, contract with any Person, including any Affiliate,  appointing it or them as the exclusive or nonexclusive placement agent,  distributor or Principal Underwriter for the shares of beneficial  interest of the Trust or one or more of the Series or classes  thereof,  or for other  securities  or financial  instruments  to be issued  by the  Trust,  or  appointing  it or them to act as the  administrator,
custodian,   transfer  agent,   dividend  disbursing  agent  and/or  shareholder
servicing agent for the Trust or one or more of the Series or classes thereof.

     (c) The Board of Trustees is further  empowered,  at any time and from time to time,  to  contract  with any Persons to provide  such other  services to the
Trust or one or more of its Series, as the Board of Trustees determines to be in the best interests of the Trust, such Series and its Shareholders.

     (d) None of the following facts or circumstances  shall affect the validity of any of the  following  contracts  or  disqualify  any  Shareholder,  Trustee, employee  or officer of the Trust from  voting upon or  executing  the same,  or create any liability or  accountability  to the Trust, any Series thereof or the
Shareholders,  provided that the  establishment  of and performance of each such contract is  permissible  under the 1940 Act,  and  provided  further  that such
Person is authorized to vote upon such contract under the 1940 Act:

     (i)  the fact that any of the Shareholders, Trustees, employees or officers of the Trust is a shareholder,  director,  officer,  partner, trustee, employee,  manager,  Adviser,  placement agent, Principal Underwriter, distributor,  or Affiliate  or agent of or for any Person,  or for any parent or  Affiliate  of any  Person,  with  which any type of service contract  provided for in this Article IV,  Section 7 may have been or may  hereafter  be made,  or that any such  Person,  or any  parent or
          Affiliate  thereof,  is a Shareholder or has an interest in the Trust;
          or

     (ii) the fact  that any  Person  with  which any type of  service  contract provided  for in this  Article  IV,  Section  7 may  have  been or may hereafter  be made also has such a service  contract  with one or more other Persons, or has other business or interests.

     (e) Every contract referred to in this Section 7 is required to comply with this Declaration of Trust,  the By-Laws,  the 1940 Act, other applicable law and any stipulation by resolution of the Board of Trustees.

                                   ARTICLE V.

                    SHAREHOLDERS' VOTING POWERS AND MEETINGS

     Section 1. Voting Powers. Subject to the provisions of Article III, Section
6 hereof, the Shareholders shall have the power to vote only (i) on such matters required  by this  Declaration  of  Trust,  the  By-Laws,  the 1940  Act,  other applicable  law and any  registration  statement  of the  Trust  filed  with the
Commission,  the  registration  of which is  effective;  and (ii) on such  other matters as the Board of Trustees may consider necessary or desirable. Subject to
Article III hereof, the Shareholder of record (as of the record date established pursuant to Section 4 of this  Article V) of each Share shall be entitled to one vote for each full  Share,  and a  fractional  vote for each  fractional  Share.
Shareholders  shall not be  entitled  to  cumulative  voting in the  election of
Trustees or on any other matter.

     Section 2. Quorum and Required Vote.

     (a) Forty percent (40%) of the Shares  entitled to vote at a  Shareholders'
meeting, which are present in person or represented by proxy, shall constitute a quorum at the Shareholders' meeting,  except when a larger quorum is required by this  Declaration  of Trust,  the By-Laws or applicable  law, in which case such quorum shall comply with such requirements.  When a separate vote by one or more
Series or classes is required,  forty  percent  (40%) of the Shares of each such
Series or class  entitled to vote at a  Shareholders'  meeting of such Series or class,  which are present in person or represented by proxy,  shall constitute a quorum at the  Shareholders'  meeting  of such  Series or class,  except  when a larger  quorum  is  required  by this  Declaration  of  Trust,  the  By-Laws  or applicable law, in which case such quorum shall comply with such requirements.

     (b) Subject to any provision of this Declaration of Trust, the By-Laws, the
1940 Act or other  applicable  law that  requires a different  vote:  (1) in all matters other than the election of Trustees,  the affirmative Vote of a majority of the  outstanding  voting  securities  of the  Trust  entitled  to  vote  at a
Shareholders'  meeting  at which a quorum  is  present,  shall be the act of the
Shareholders; and (2) Trustees shall be elected by a plurality of the votes cast of the holders of Shares  entitled to vote present in person or  represented  by proxy at a  Shareholders'  meeting  at which a quorum is  present.  Pursuant  to
Article  III,  Section  6(d)  hereof,  where a separate  vote by Series  and, if applicable,  by classes is required,  the preceding sentence shall apply to such separate votes by Series and classes.

     (c) Abstentions and broker  non-votes will be treated as votes present at a
Shareholders'  meeting,  but will not be treated as votes cast.  Abstentions and broker  non-votes,  therefore:  (i) will be included for purposes of determining whether a quorum is  present,  and (ii) will have no effect on  proposals  which require a plurality or majority of votes cast for approval,  but (iii) will have the same effect as a vote "against" on proposals requiring any percentage of the outstanding voting securities of the Trust for approval.

     Section 3.  Shareholder  Action by Written Consent  Without a Meeting.  Any
action that may be taken at any meeting of  Shareholders  may be taken without a meeting and  without  prior  notice if a consent or consents in writing  setting forth the action so taken is signed by the  holders of all  Shares  entitled  to vote on that action,  and is received by the  secretary of the Trust.  A consent transmitted  by  electronic  transmission  by a  Shareholder  or by a person  or persons  authorized to act for a  Shareholder  shall be deemed to be written and signed for purposes of this Section.  All such consents  shall be filed with the minutes  of the  proceedings  of the  Shareholders  of the  Trust  and  shall be maintained  in the Trust's  records.  Any  Shareholder  that has given a written consent or the  Shareholder's  proxyholder or a personal  representative  of the
Shareholder  or its respective  proxyholder  may revoke the consent by a writing received by the secretary of the Trust before the written consents of all Shares entitled to vote have been received by the  secretary of the Trust.  Such action by written  consent  shall be treated for all  purposes as an action  taken at a meeting of Shareholders.

     Section 4. Record Dates.

     (a) For purposes of determining the Shareholders entitled to notice of, and to vote at, any meeting of Shareholders,  the Board of Trustees may fix a record date,  which  record date shall not  precede the date upon which the  resolution fixing the record  date is adopted by the Board of  Trustees,  and which  record date shall not be more than one hundred and twenty  (120) days nor less than ten
(10) days before the date of any such meeting.  For purposes of determining  the
Shareholders  entitled  to vote on any action  without a  meeting,  the Board of
Trustees  may fix a record  date,  which  record date shall not precede the date upon which the  resolution  fixing  the  record  date is adopted by the Board of
Trustees,  and which  record  date shall not be more than thirty (30) days after the date upon which the  resolution  fixing  the  record  date is adopted by the
Board of Trustees.

     (b) If the Board of Trustees does not so fix a record date:

     (i)  the record date for  determining  Shareholders  entitled to notice of, and to vote at, a  meeting  of  Shareholders  shall be at the close of business on the day next  preceding  the day on which  notice is given or, if  notice is  waived,  at the close of  business  on the day next preceding the day on which the meeting is held.

     (ii) the record date for determining  Shareholders  entitled to vote on any action by consent in writing  without a meeting of  Shareholders,  (1)
          when no prior action by the Board of Trustees has been taken, shall be the day on which the first signed  written  consent  setting forth the action taken is  delivered  to the Trust,  or (2) when prior action by the  Board of  Trustees  has  been  taken,  shall  be at the  close of business  on the  day on  which  the  Board  of  Trustees  adopts  the resolution taking such prior action.

     (c) For the purpose of  determining  the  Shareholders  of the Trust or any
Series or class  thereof who are entitled to receive  payment of any dividend or of any other distribution of assets of the Trust or any Series or class thereof, the Board of Trustees  may, from time to time,  fix a record date,  which record date shall not precede the date upon which the resolution fixing the record date is adopted.  Nothing in this Section shall be construed as precluding  the Board of Trustees from setting different record dates for different Series or classes.

     Section  5.  Additional   Provisions.   The  By-Laws  may  include  further
provisions for Shareholders' votes, meetings and related matters.

                                  ARTICLE VI.

             NET ASSET VALUE; DISTRIBUTIONS; REDEMPTIONS; TRANSFERS

     Section 1. Determination of Net Asset Value, Net Income and Distributions.

     (a) Subject to Article III,  Section 6 hereof,  the Board of Trustees shall have  the  power to  determine,  from  time to  time,  the  offering  price  for authorized,  but  unissued,  shares of  beneficial  interest of the Trust or any
Series or class  thereof,  respectively,  that shall  yield to the Trust or such
Series or class not less than the net asset  value  thereof,  at which price the
Shares of the Trust or such Series or class, respectively,  shall be offered for sale, subject to any other requirements or limitations of the 1940 Act.

     (b) Subject to Article III,  Section 6 hereof,  the Board of Trustees  may, subject  to the 1940 Act,  prescribe  and shall set forth in the  By-Laws,  this
Declaration  of Trust or in a resolution of the Board of Trustees such bases and time for determining the net asset value per Share of the Trust or any Series or class  thereof,  or net  income  attributable  to the Shares of the Trust or any
Series  or class  thereof  or the  declaration  and  payment  of  dividends  and distributions  on the Shares of the Trust or any Series or class thereof,  as it may deem necessary or desirable.

     (c) The  Shareholders of the Trust or any Series or class, if any, shall be entitled to receive dividends and distributions, when, if and as declared by the
Board of Trustees with respect  thereto,  provided that with respect to classes, such  dividends and  distributions  shall comply with the 1940 Act. The right of
Shareholders to receive dividends or other  distributions on Shares of any class may be set forth in a plan  adopted by the Board of Trustees  and  amended  from time to time  pursuant  to the 1940 Act.  No Share  shall have any  priority  or preference  over any other Share of the same Series with respect to dividends or distributions  paid in the  ordinary  course of business or  distributions  upon dissolution  of the Trust or of such  Series  made  pursuant  to  Article  VIII,
Section 1 hereof; provided,  however, that if the Shares of a Series are divided into classes thereof,  no Share of a particular class shall have any priority or preference  over any other Share of the same class with  respect to dividends or distributions  paid in the  ordinary  course of business or  distributions  upon dissolution  of the Trust or of such  Series  made  pursuant  to  Article  VIII,
Section 1 hereof.  All dividends and  distributions  shall be made ratably among all  Shareholders  of the Trust or a particular  Series from the Trust  Property held with respect to the Trust or such Series thereof,  respectively,  according to the  number  of Shares  of the  Trust or such  Series  held of record by such
Shareholders  on the record  date for any  dividend or  distribution;  provided, however,  that if the Shares of a Series are divided into classes  thereof,  all dividends and  distributions  from the Trust  Property held with respect to such
Series shall be  distributed  to each class of such Series  according to the net asset value computed for such class and within such particular  class,  shall be distributed ratably to the Shareholders of such class according to the number of
Shares of such class held of record by such  Shareholders on the record date for any dividend or distribution. Dividends may be paid in cash or in kind.

     (d) Before payment of any dividend, there may be set aside out of any funds of the Trust, or the applicable Series thereof, available for dividends such sum or sums as the  Board  of  Trustees  may,  from  time to time,  in its  absolute discretion,  think  proper  as a  reserve  fund  to meet  contingencies,  or for equalizing dividends, or for repairing or maintaining any property of the Trust, or any Series thereof, or for such other lawful purpose as the Board of Trustees shall deem to be in the best interests of the Trust,  or the applicable  Series, as the case may be, and the Board of Trustees  may  abolish any such  reserve in the manner in which it was created.

     Section 2.  Redemptions  at the Option of a Shareholder.  Unless  otherwise provided  in the  prospectus  of the  Trust  relating  to the  Shares,  as  such prospectus may be amended from time to time:

     (a) The Trust shall purchase such Shares as are offered by any  Shareholder for  redemption  upon the  presentation  of a  proper  instrument  of  transfer, together  with a request  directed  to the Trust or a Person  designated  by the
Trust that the Trust  purchase such Shares and/or in accordance  with such other procedures  for  redemption  as the  Board of  Trustees  may  from  time to time authorize.  If certificates  have been issued to a Shareholder,  any request for redemption  by  such  Shareholder  must  be  accompanied  by  surrender  of  any outstanding  certificate or  certificates  for such Shares in form for transfer, together with such proof of the  authenticity of signatures as may reasonably be required on such Shares and  accompanied  by proper stock  transfer  stamps,  if applicable.

     (b) The Trust  shall pay for such Shares the net asset  value  thereof,  in accordance with this Declaration of Trust,  the By-Laws,  the 1940 Act and other applicable  law.  Payments  for Shares so redeemed by the Trust shall be made in cash,  except  payment  for such  Shares  may,  at the  option  of the  Board of
Trustees,  or  such  officer(s)  as  it  may  duly  authorize  in  its  complete discretion,  be made in kind or partially in cash and partially in kind. In case of any payment in kind, the Board of Trustees, or its authorized officers, shall have  absolute  discretion as to what security or securities of the Trust or the applicable  Series shall be  distributed in kind and the amount of the same; and
the  securities  shall be valued for  purposes of  distribution  at the value at which they were  appraised in computing  the then current net asset value of the
Shares,  provided that any Shareholder who cannot legally acquire  securities so distributed  in  kind by  reason  of the  prohibitions  of the  1940  Act or the provisions of the Employee  Retirement  Income Security Act of 1974, as amended, or any other  applicable  law, shall receive cash.  Shareholders  shall bear the expenses of in-kind transactions, including, but not limited to, transfer agency fees, custodian fees and costs of disposition of such securities.

     (c) Payment by the Trust for such redemption of Shares shall be made by the
Trust  to the  Shareholder  within  seven  days  after  the  date on  which  the redemption  request is received  in proper  form  and/or  such other  procedures authorized by the Board of Trustees are complied with; provided,  however,  that if payment shall be made other than  exclusively  in cash,  any securities to be delivered  as part  of such  payment  shall  be  delivered  as  promptly  as any necessary transfers of such securities on the books of the several  corporations whose  securities  are to be delivered  practicably  can be made,  which may not necessarily  occur within such seven-day  period.  In no case shall the Trust be liable  for any  delay  of any  corporation  or  other  Person  in  transferring securities selected for delivery as all or part of any payment in kind.

     (d) The obligations of the Trust set forth in this Section 2 are subject to the provision that such  obligations  may be suspended or postponed by the Board of Trustees (1) during any time the  Exchange is closed for other than  weekends or holidays;  (2) if permitted by the rules of the  Commission,  during  periods when trading on the Exchange is restricted; or (3) during any National Financial
Emergency.  The Board of  Trustees  may,  in its  discretion,  declare  that the suspension  relating to a National Financial  Emergency shall terminate,  as the case may be, on the first business day on which the Exchange shall have reopened or the period specified above shall have expired (as to which, in the absence of an official ruling by the Commission, the determination of the Board of Trustees shall be conclusive).

     (e) The  right  of any  Shareholder  of the  Trust or any  Series  or class thereof to receive  dividends or other  distributions on Shares redeemed and all other rights of such Shareholder with respect to the Shares so redeemed,  except the right of such Shareholder to receive payment for such Shares, shall cease at the time the purchase  price of such Shares  shall have been fixed,  as provided above.

     Section 3.  Redemptions  at the  Option of the Trust.  At the option of the
Board of  Trustees,  the Trust may,  from time to time,  without the vote of the
Shareholders,  but  subject  to the 1940 Act,  redeem  Shares or  authorize  the closing  of any  Shareholder  account,  subject  to  such  conditions  as may be established by the Board of Trustees.

     Section 4. Transfer of Shares.  Shares shall be  transferable in accordance with the provisions of the By-Laws.

                                  ARTICLE VII.

              LIMITATION OF LIABILITY AND INDEMNIFICATION OF AGENT

     Section 1. Limitation of Liability.

     (a) For the purpose of this Article, "Agent" means any Person who is or was a Trustee, officer, employee or other agent of the Trust or is or was serving at the  request of the Trust as a trustee,  director,  officer,  employee  or other agent of another foreign or domestic  corporation,  partnership,  joint venture, trust or  other  enterprise;  "Proceeding"  means  any  threatened,  pending  or completed  action or proceeding,  whether  civil,  criminal,  administrative  or investigative;  and "Expenses" include, without limitation,  attorneys' fees and any expenses of establishing a right to indemnification under this Article.

     (b) An Agent shall be liable to the Trust and to any Shareholder solely for such Agent's own willful  misfeasance,  bad faith,  gross negligence or reckless disregard  of the duties  involved in the  conduct of such Agent  (such  conduct referred to herein as "Disqualifying  Conduct"), and for nothing else (including errors of judgment or mistakes of fact or law).

     (c) Subject to subsection  (b) of this Section 1 and to the fullest  extent that  limitations  on the  liability of Agents are  permitted  by the DSTA,  the
Agents shall not be  responsible  or liable in any event for any act or omission of any  other  Agent  of  the  Trust  or any  Investment  Adviser  or  Principal
Underwriter of the Trust.

     (d) No Agent,  when acting in its  respective  capacity  as such,  shall be personally  liable to any Person,  other than the Trust or a Shareholder  to the extent  provided  in  subsections  (b) and (c) of this  Section  1, for any act, omission or obligation of the Trust or any Trustee  thereof.  Every note,  bond, contract,  instrument,  certificate or undertaking  and every other act or thing whatsoever issued, executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been  issued,  executed  or done only in or with  respect to their or his or her capacity as Trustees or Trustee,  and such  Trustee(s)  shall not be  personally liable thereon.

     (e) The  officers  and  Trustees  may obtain the advice of counsel or other experts with respect to the meaning and operation of this  Declaration of Trust, the By-Laws, applicable law and their respective duties as officers or Trustees.
No such officer or Trustee shall be liable for any act or omission in accordance with such  advice  and no  inference  concerning  liability  shall  arise from a failure to follow such advice.  The officers and Trustees  shall not be required to give any bond  hereunder,  nor any surety if a bond is required by applicable law.

     (f) The limitation on liability contained in this Article applies to events occurring at the time a Person serves as an Agent, whether or not such Person is an Agent at the time of any Proceeding in which liability is asserted.

     (g) No amendment or repeal of this Article shall adversely affect any right or protection of an Agent that exists at the time of such amendment or repeal.

     Section 2. Indemnification.

     (a)  Indemnification  by Trust.  The Trust  shall  indemnify,  out of Trust
Property,  to the fullest extent  permitted under applicable law, any Person who was or is a party  or is  threatened  to be made a party  to any  Proceeding  by reason  of the fact that such  Person is or was an Agent of the  Trust,  against
Expenses,   judgments,   fines,  settlements  and  other  amounts  actually  and
reasonably  incurred in connection  with such Proceeding if such Person acted in good faith, or in the case of a criminal proceeding,  had no reasonable cause to believe  the  conduct  of such  Person  was  unlawful.  The  termination  of any
Proceeding by judgment, order, settlement, conviction or plea of nolo contendere or its equivalent  shall not of itself create a presumption  that the Person did not act in good faith or that the Person had  reasonable  cause to believe  that the Person's conduct was unlawful.

     (b)  Exclusion of  Indemnification.  Notwithstanding  any  provision to the contrary contained herein,  there shall be no right to  indemnification  for any liability arising by reason of the Agent's Disqualifying  Conduct. In respect of any claim,  issue or matter as to which that Person shall have been  adjudged to be  liable  in the  performance  of  that  Person's  duty  to the  Trust  or the
Shareholders, indemnification shall be made only to the extent that the court in which that action was brought shall  determine,  upon  application or otherwise, that in view of all the circumstances of the case, that Person was not liable by reason of that Person's Disqualifying Conduct.

     (c) Required Approval. Any indemnification under this Article shall be made by the  Trust  if  authorized  in the  specific  case  on a  determination  that indemnification  of the Agent is proper in the  circumstances by a majority vote of  Trustees,  even though such number of Trustees  shall be less than a quorum, who are not parties to the  Proceeding and have no economic or other interest in connection  with such specific case; a committee of such Trustees  designated by majority vote of such Trustees even though such number of Trustees shall be less than a quorum; or by independent legal counsel in a written opinion.

     (d) Advancement of Expenses. Expenses incurred by an Agent in defending any
Proceeding  may be advanced  by the Trust  before the final  disposition  of the
Proceeding  on receipt of an  undertaking  by or on behalf of the Agent to repay the amount of the advance if it shall be determined ultimately that the Agent is not entitled to be indemnified as authorized in this Article.

     (e) Other  Contractual  Rights.  Nothing  contained in this  Article  shall affect any right to  indemnification  to which  Persons  other than Trustees and officers of the Trust or any  subsidiary  thereof may be entitled by contract or otherwise.

     (f)  Fiduciaries of Employee  Benefit Plan.  This Article does not apply to any Proceeding against any trustee,  investment manager or other fiduciary of an employee benefit plan in that Person's capacity as such, even though that Person may also be an Agent of the  Trust as  defined  in  Section  1 of this  Article.
Nothing  contained in this Article shall limit any right to  indemnification  to which such a trustee,  investment manager, or other fiduciary may be entitled by contract or otherwise,  which shall be  enforceable  to the extent  permitted by applicable law other than this Article.

     Section 3.  Insurance.  To the fullest extent  permitted by applicable law, the Board of Trustees shall have the authority to purchase, with Trust Property, insurance  for  liability  and for all Expenses  reasonably  incurred or paid or expected to be paid by an Agent in connection  with any Proceeding in which such
Agent becomes involved by virtue of such Agent's  actions,  or omissions to act, in its  capacity  or former  capacity  with the Trust,  whether or not the Trust would have the power to indemnify such Agent against such liability.

     Section 4. Derivative  Actions.  Subject to the  requirements  set forth in
Section 3816 of the DSTA, a Shareholder or  Shareholders  may bring a derivative action on behalf of the Trust only if the  Shareholder(s)  first make a pre-suit demand upon the Board of Trustees to bring the subject  action  unless an effort to cause the Board of Trustees to bring such action is excused.  A demand on the
Board of Trustees  shall only be excused if a majority of the Board of Trustees, or a  majority  of any  committee  established  to  consider  the merits of such action,  has a material  personal  financial  interest in the action at issue. A
Trustee shall not be deemed to have a material personal financial interest in an action or  otherwise  be  disqualified  from ruling on a  Shareholder  demand by virtue of the fact that such Trustee receives  remuneration  from his service on the Board of Trustees or on the boards of one or more investment  companies with the same or an affiliated investment adviser or principal underwriter.

                                 ARTICLE VIII.

                              CERTAIN TRANSACTIONS

     Section 1.  Dissolution  of Trust or Series.  Unless  dissolved as provided herein, the Trust and each Series shall continue without limitation of time.

     (a) At the discretion of the Board of Trustees,  the Trust may be dissolved by the Trustees,  at any time, upon sixty (60) days' prior written notice to the
Shareholders of the Trust.

     (b) At the discretion of the Board of Trustees, any Series may be dissolved by the Trustees,  at any time, upon sixty (60) days' prior written notice to the
Shareholders of that Series.

     (b) The  Trust  (or a  particular  Series)  shall  be  dissolved  upon  the occurrence of a dissolution or termination event pursuant to any other provision of this Declaration of Trust or the DSTA.

     (c) With respect to any Series,  such Series  shall be  dissolved  upon any event that causes the dissolution of the Trust.

     Upon dissolution of the Trust (or a particular Series, as the case may be), the Board of Trustees shall (in accordance with Section 3808 of the DSTA) pay or make reasonable  provision to pay all claims and obligations of the Trust and/or each  Series  (or the  particular  Series,  as the case may be),  including  all contingent,  conditional or unmatured claims and obligations known to the Trust, and all claims and obligations  which are known to the Trust,  but for which the identity of the claimant is unknown.  If there are  sufficient  assets held with respect to the Trust and/or each Series of the Trust (or the particular  Series, as the case may be), such claims and  obligations  shall be paid in full and any such  provisions  for payment shall be made in full.  If there are  insufficient assets  held with  respect to the Trust  and/or each Series of the Trust (or the particular  Series,  as the case may be), such claims and  obligations  shall be paid or  provided  for  according  to  their  priority  and,  among  claims  and obligations  of equal  priority,  ratably  to the  extent  of  assets  available therefore. Any remaining assets (including, without limitation, cash, securities or any combination thereof) held with respect to the Trust and/or each Series of the Trust (or the particular Series, as the case may be) shall be distributed to the Shareholders of the Trust and/or each Series of the Trust (or the particular
Series,  as the case may be)  ratably  according  to the number of Shares of the
Trust and/or such Series thereof (or the particular  Series, as the case may be)
held of  record by the  several  Shareholders  on the date for such  dissolution distribution; provided, however, that if the Shares of a Series are divided into classes thereof,  any remaining assets  (including,  without  limitation,  cash, securities or any combination thereof) held with respect to such Series shall be distributed  to each  class of such  Series  according  to the net  asset  value computed for such class and within such particular  class,  shall be distributed ratably to the  Shareholders  of such class according to the number of Shares of such  class  held of record  by the  several  Shareholders  on the date for such dissolution  distribution.  Upon the winding up of the Trust in accordance  with
Section 3808 of the DSTA and its termination, any one (1) Trustee shall execute, and cause to be filed,  a  certificate  of  cancellation  with the office of the
Secretary of State of the State of Delaware,  in accordance  with the provisions of Section 3810 of the DSTA.

     Section 2. Merger or Consolidation; Conversion; Reorganization.

     (a)  Merger  or  Consolidation.  Pursuant  to an  agreement  of  merger  or consolidation, the Board of Trustees, by vote of a majority of the Trustees, may cause  the  Trust  to merge or  consolidate  with or into one or more  statutory trusts or "other  business  entities"  (as defined in Section  3801 of the DSTA)
formed or organized  or existing  under the laws of the State of Delaware or any other  state or the  United  States  or any  foreign  country  or other  foreign jurisdiction. Any such merger or consolidation shall not require the vote of the
Shareholders  unless such vote is required by the 1940 Act;  provided,  however, that the Board of Trustees  shall provide thirty (30) days' prior written notice to the  Shareholders  of such merger or  consolidation.  By reference to Section
3815(f)  of the DSTA,  any  agreement  of merger or  consolidation  approved  in accordance  with this  Section  2(a) may,  without a  Shareholder  vote,  unless required by the 1940 Act or any other provision of this  Declaration of Trust or the By-Laws, effect any amendment to this Declaration of Trust or the By-Laws or effect the adoption of a new governing  instrument if the Trust is the surviving or resulting statutory trust in the merger or consolidation,  which amendment or new governing instrument shall be effective at the effective time or date of the merger or consolidation.  In all respects not governed by the DSTA, the 1940 Act or other applicable law, the Board of Trustees shall have the power to prescribe additional  procedures  necessary  or  appropriate  to  accomplish  a merger  or consolidation,  including  the power to create  one or more  separate  statutory trusts to which all or any part of the assets, liabilities, profits or losses of the Trust may be  transferred  and to provide for the  conversion of Shares into beneficial interests in such separate statutory trust or trusts. Upon completion of the  merger or  consolidation,  if the Trust is the  surviving  or  resulting statutory  trust,  any one (1) Trustee shall  execute,  and cause to be filed, a certificate of merger or  consolidation  in accordance  with Section 3815 of the
DSTA.

     (b)  Conversion.  The  Board  of  Trustees,  by vote of a  majority  of the
Trustees,  may cause: (i) the Trust to convert to an "other business entity" (as defined in Section 3801 of the DSTA)  formed or organized  under the laws of the
State of Delaware,  as permitted  pursuant to Section 3821 of the DSTA; (ii) the
Shares of the Trust or any Series to be converted into  beneficial  interests in another  statutory trust (or series thereof)  created pursuant to this Section 2 of this Article VIII;  or (iii) the Shares to be exchanged  under or pursuant to any state or federal statute to the extent  permitted by law. Any such statutory conversion, Share conversion or Share exchange shall not require the vote of the
Shareholders,  unless such vote is required by the 1940 Act; provided,  however, that the Board of Trustees  shall provide thirty (30) days' prior written notice to the  Shareholders  of the  Trust of any  conversion  of  Shares  of the Trust pursuant to subsections  (b)(i) or (b)(ii) of this Section 2, or any exchange of
Shares of the Trust  pursuant  to  subsection  (b)(iii)  of this  Section 2, and thirty (30) days'  prior  written  notice to the  Shareholders  of a  particular
Series of any conversion of Shares of such Series pursuant to subsection (b)(ii)
of this  Section  2 or any  exchange  of  Shares  of  such  Series  pursuant  to subsection (b)(iii) of this Section 2. In all respects not governed by the DSTA, the 1940 Act or other applicable law, the Board of Trustees shall have the power to prescribe  additional  procedures  necessary or  appropriate  to accomplish a statutory conversion, Share conversion or Share exchange, including the power to create  one or more  separate  statutory  trusts to which all or any part of the assets,  liabilities,  profits or losses of the Trust may be transferred  and to provide for the  conversion  of Shares of the Trust or any Series  thereof  into beneficial interests in such separate statutory trust(s) (or series thereof).

     (c)  Reorganization.  The Board of  Trustees,  by vote of a majority of the
Trustees,  may cause the Trust to sell, convey and transfer all or substantially all of the assets of the Trust ("sale of Trust assets") or all or  substantially all of the assets  associated with any one or more Series ("sale of such Series'
assets"), to another trust, statutory trust,  partnership,  limited partnership, limited liability company,  corporation or other association organized under the laws of any state, or to one or more separate series thereof, or to the Trust to be held as assets  associated  with one or more other  Series of the  Trust,  in exchange for cash, shares or other securities (including, without limitation, in the case of a  transfer  to another  Series of the  Trust,  Shares of such other
Series) with such sale,  conveyance and transfer either:  (i) being made subject to, or with the assumption by the transferee of, the liabilities associated with the Trust or the liabilities  associated with the Series the assets of which are so  transferred,  as applicable;  or (ii) not being made subject to, or not with the  assumption  of, such  liabilities.  Any such sale,  conveyance and transfer shall not require the vote of the Shareholders,  unless such vote is required by the 1940 Act; provided, however, that the Board of Trustees shall provide thirty
(30) days' prior  written  notice to the  Shareholders  of the Trust of any such sale of  Trust  assets,  and  thirty  (30)  days  prior  written  notice  to the
Shareholders  of a  particular  Series  of any  sale  of  such  Series'  assets.
Following such sale of Trust assets, the Board of Trustees shall distribute such cash,  shares or other  securities  ratably among the  Shareholders of the Trust
(giving due effect to the assets and  liabilities  associated with and any other differences  among the various Series the assets associated with which have been so sold,  conveyed and transferred,  and due effect to the differences among the various  classes  within each such  Series).  Following  a sale of such  Series'
assets,  the Board of  Trustees  shall  distribute  such  cash,  shares or other securities  ratably among the  Shareholders of such Series (giving due effect to the differences  among the various  classes within each such Series).  If all of the assets of the Trust have been so sold,  conveyed and transferred,  the Trust shall be  dissolved.  In all respects not governed by the DSTA,  the 1940 Act or other  applicable  law, the Board of Trustees  shall have the power to prescribe
additional   procedures  necessary  or  appropriate  to  accomplish  such  sale, conveyance  and  transfer,  including  the power to create one or more  separate statutory trusts to which all or any part of the assets, liabilities, profits or losses of the Trust may be  transferred  and to provide  for the  conversion  of
Shares into beneficial interests in such separate statutory trust or trusts.

     Section 3. Master Feeder Structure. If permitted by the 1940 Act, the Board of Trustees,  by vote of a majority of the  Trustees,  and without a Shareholder vote,  may cause the Trust to convert to a master feeder  structure (a structure in which a feeder fund invests all of its assets into a master fund, rather than making investments in securities  directly) and thereby cause existing Series of the Trust to either become feeders into a master fund, or to become master funds into which other funds are feeders.

                                  ARTICLE IX.

                                   AMENDMENTS

     Section 1. Amendments Generally.  This Declaration of Trust may be restated
and/or  amended at any time by an instrument in writing  signed by a majority of the Board of Trustees and, to the extent  required by this  Declaration of Trust or the 1940 Act, by approval of such amendment by the Shareholders in accordance with Article III,  Section 6 hereof and Article V hereof.  Any such  restatement and/or  amendment  hereto  shall be effective  immediately  upon  execution  and approval  or upon  such  future  date and  time as may be  stated  therein.  The
Certificate  of Trust shall be restated  and/or amended at any time by the Board of Trustees,  without Shareholder  approval, to correct any inaccuracy contained therein. Any such restatement and/or amendment of the Certificate of Trust shall be executed by at least one (1) Trustee and shall be effective  immediately upon its filing with the office of the Secretary of State of the State of Delaware or upon such future date as may be stated therein.

                                   ARTICLE X.

                                  MISCELLANEOUS

     Section 1. References;  Headings;  Counterparts.  The original or a copy of this instrument and of each restatement and/or amendment hereto shall be kept at the offices of the Trust where it may be  inspected by any  Shareholder.  Anyone dealing with the Trust may rely on a  certificate  by an officer of the Trust as to whether or not any such restatements  and/or amendments have been made and as to any matters in connection with the Trust hereunder;  and with the same effect as if it was the  original,  may rely on a copy  certified  by an officer of the
Trust  to be a copy  of  this  instrument  or of any  such  restatements  and/or amendments.  In this  Declaration of Trust and in any restatement  hereof and/or amendment hereto, references to this instrument,  and all expressions of similar effect to "herein,"  "hereof' and "hereunder,"  shall be deemed to refer to this instrument  as so  restated  and/or  amended.  Headings  are  placed  herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning,  construction or effect of this instrument.  Whenever the singular  number is used  herein,  the same shall  include the  plural;  and the neuter,  masculine and feminine genders shall include each other, as applicable.
Any references herein to specific sections of the DSTA, the Code or the 1940 Act shall  refer to such  sections  as  amended  from time to time or any  successor sections thereof. This instrument may be executed in any number of counterparts, each of which shall be deemed an original.

     Section 2. Applicable  Law. This  Declaration of Trust is created under and is to be governed by and construed and administered according to the laws of the
State of Delaware and the  applicable  provisions  of the 1940 Act and the Code.
The Trust shall be a Delaware  statutory trust pursuant to the DSTA, and without limiting  the  provisions  hereof,  the Trust may  exercise all powers which are ordinarily exercised by such a statutory trust.

     Section 3. Provisions in Conflict with Law or Regulations.

     (a) The provisions of this  Declaration of Trust are severable,  and if the
Board of Trustees shall determine,  with the advice of counsel, that any of such provisions is in conflict  with the 1940 Act, the Code,  the DSTA, or with other applicable laws and regulations,  the conflicting  provision shall be deemed not to have  constituted a part of this Declaration of Trust from the time when such provisions became inconsistent with such laws or regulations; provided, however, that such determination shall not affect any of the remaining provisions of this
Declaration  of Trust or render  invalid or improper any action taken or omitted prior to such determination.

     (b) If any provision of this  Declaration of Trust shall be held invalid or unenforceable in any  jurisdiction,  such invalidity or  unenforceability  shall attach only to such provision in such  jurisdiction  and shall not in any manner affect such provision in any other  jurisdiction  or any other provision of this
Declaration of Trust in any jurisdiction.

     Section 4.  Statutory  Trust Only.  It is the  intention of the Trustees to create hereby a statutory  trust pursuant to the DSTA, and thereby to create the relationship  of trustee and  beneficial  owners  within the meaning of the DSTA between,  respectively,  the  Trustees  and  each  Shareholder.  It is  not  the intention  of the Trustees to create a general or limited  partnership,  limited liability company, joint stock association,  corporation,  bailment, or any form of legal relationship other than a statutory trust pursuant to the DSTA. Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by  themselves  or with the  Trustees,  partners  or  members  of a joint  stock association.

     Section 5. Use of the Name "SMA Relationship  Trust." The Board of Trustees
expressly agrees and acknowledges  that the name "SMA  Relationship  Trust," and any  short  form or  acronym  thereof,  is the  sole  property  of UBS AG or its
Affiliates  (together,  "UBS").  UBS has  granted  to the Trust a  non-exclusive license  to use such  name(s)  as part of the name of the  Trust  now and in the future. The Board of Trustees further expressly agrees and acknowledges that the non-exclusive  license  granted  herein  may be  terminated  by UBS if the Trust ceases to use UBS as Investment Adviser or to use other Affiliates or successors of UBS for such purposes. In such event, the nonexclusive license may be revoked by UBS and the Trust shall cease using the name "SMA Relationship Trust," or any name misleadingly  implying a continuing  relationship between the Trust and UBS or any of its Affiliates,  as part of its name unless otherwise  consented to by
UBS or any successor to its interests in such names.

     The Board of Trustees  further  understands  and agrees that so long as UBS and/or any  future  advisory  Affiliate  of UBS shall  continue  to serve as the
Investment Adviser,  other registered open- or closed-end  investment  companies
("funds") as may be sponsored or advised by UBS or its Affiliates shall have the right permanently to adopt and to use the name "SMA Relationship Trust" in their names and in the names of any series or class of shares of such funds.

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        IN WITNESS WHEREOF, the Trustees named below do hereby make and enter  into this  Agreement  and  Declaration  of Trust as of the date first written above.

/s/ Walter E. Auch                   /s/ Edward M. Roob
---------------------------          ----------------------------
Walter E. Auch                       Edward M. Roob

/s/ Frank K. Reilly                  /s/ Brian M. Storms
---------------------------          ----------------------------
Frank K. Reilly                      Brian M. Storms